UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

CNL Income Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[CNL Letterhead]

July 19, 2007

SECOND ADJOURNMENT OF THE ANNUAL MEETING

ON PROPOSAL 2 UNTIL JULY 27, 2007

IF YOU HAVE NOT YET VOTED, WE NEED YOUR VOTE ON PROPOSAL 2

If you have already voted, no further action is required

DEAR STOCKHOLDER:

The Annual Meeting of Stockholders of CNL Income Properties, Inc. (the “Company”) has been adjourned for the final time until July 27, 2007, at 10:00 a.m. EDT, with respect to Proposal 2 only. The reconvened meeting will take place at the Company’s offices at 450 South Orange Avenue, Orlando, Florida 32801-3336.

TWO-THIRDS VOTE REQUIRED ON PROPOSAL 2

As described in our previous letter mailed on or about June 25, 2007, the adoption of the proposed amendments to the Company’s Articles of Incorporation (the “Articles”) requires the affirmative vote of two-thirds of the outstanding shares of our stockholders.

Please take the time to cast your vote and help limit our proxy solicitation expenses. No matter how many shares you hold, your vote is important to us. The Board of Directors recommends that you vote “FOR” Proposal 2. If you have already voted, you do not need to take any further action unless you wish to change your vote on Proposal 2.

HOW TO VOTE

You may vote, or change your vote, on Proposal 2 by following the instructions below.

•

Proxy Card — If we have not received your vote, a Proxy Card is included with this letter. Mark your vote as to Proposal 2, sign and mail the card. If you have not received a Proxy Card with this mailing, your vote has been recorded and no further action on your part is required.

•	Internet – Open the web page: https://www.proxypushnow.com/cip and follow the online instructions to cast your vote. Your control number is located on the Proxy Card.

•	Phone – Please refer to the Proxy Card for telephone voting instructions and your control number.

INTENT OF THE PROPOSED AMENDMENTS TO THE ARTICLES

The amendment to Article 10.1 reduces the required stockholder vote needed for further amendments to the Articles from two-thirds to a majority of the outstanding shares.

The amendments to Articles 10.2 and 10.3 would add a requirement that we obtain the approval of its stockholders in connection with any merger, reorganization or sale of material portions of our assets, except in certain limited circumstances that would not require stockholder approval.

The amendment to Article 12.1 removes a reference to Maryland law to avoid any implication that we may rely upon the broad scope of Maryland law in order to override certain regulatory guidelines with which we, and all other unlisted REITs, already comply.

PLEASE ACT TODAY

Again, your vote is very important to us, so please vote today. If you have already voted, you do not need to take any further action unless you wish to change your vote on Proposal 2.

We appreciate your participation and continued support. If you have any questions regarding the contents of this letter, please contact N.S. Taylor & Associates, Inc. toll free at 1-866-470-3400.

Sincerely,

/s/Amy Sinelli
Amy Sinelli
CORPORATE SECRETARY